EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement, including Exhibits A and B hereto ("Agreement"), is entered into by and between Halliburton Company ("Employer" or "Halliburton") and C. Christopher Gaut ("Employee"), to be effective on March 3, 2003 (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, Employer is desirous of employing Employee pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee is desirous of entering the employ of Employer pursuant to such terms and conditions and for such consideration.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

ARTICLE 1:  EMPLOYMENT AND DUTIES:

         1.1. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date and continuing until the date of termination of Employee's employment pursuant to the provisions of
Article 3 (the "Term"), subject to the terms and conditions of this Agreement.

         1.2. Beginning as of the Effective Date, Employee shall be employed as an Executive Vice President of Employer. Employee agrees to serve in the assigned position or in such other executive capacities as may be requested from time to time by Employer and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as reasonably determined by Employer, as well as such additional or different duties and services appropriate to such positions which Employee from time to time may be reasonably directed to perform by Employer.

         1.3. Employee shall at all times comply with and be subject to such policies and procedures as Halliburton may establish from time to time, including, without limitation, the Halliburton Company Code of Business Conduct (the "Code of Business Conduct").

         1.4. Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interest of Employer or any of its affiliated companies (collectively, the "Halliburton Entities" or, individually, a "Halliburton Entity"), or requires any significant portion of Employee's business time. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and other business activities which do not conflict with the business and affairs of the Halliburton Entities or interfere with Employee's performance of his duties hereunder. Employee may not serve on the board of directors of any entity other than a Halliburton Entity during the Term without the approval thereof in accordance with Employer's policies and procedures regarding such service. Employee shall be permitted to retain any compensation received for approved service on any unaffiliated corporation's board of directors.

         1.5. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Employer and the other Halliburton Entities and to do no act which would, directly or indirectly, injure any such entity's business, interests, or reputation. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Employer, or any Halliburton Entity, involves a possible conflict of interest. In keeping with Employee's fiduciary duties to Employer, Employee agrees that Employee shall not knowingly become involved in a conflict of interest with Employer or the Halliburton Entities, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee shall not engage in any activity that might involve a possible conflict of interest without first obtaining approval in accordance with Halliburton's policies and procedures.

         1.6 Nothing contained herein shall be construed to preclude the transfer of Employee's employment to another Halliburton Entity ("Subsequent Employer") as of, or at any time after, the Effective Date and no such transfer shall be deemed to be a termination of employment for purposes of Article 3 hereof; provided, however, that, effective with such transfer, all of Employer's obligations hereunder shall be assumed by and be binding upon, and all of Employer's rights hereunder shall be assigned to, such Subsequent Employer and the defined term "Employer" as used herein shall thereafter be deemed amended to mean such Subsequent Employer. Except as otherwise provided above, all of the terms and conditions of this Agreement, including without limitation, Employee's rights and obligations, shall remain in full force and effect following such transfer of employment.

ARTICLE 2:  COMPENSATION AND BENEFITS:

         2.1. Employee's base salary shall not be less than $500,000 per annum which shall be paid in accordance with the Employer's standard payroll practice for its executives. The parties further agree that Employee's election as Chief Financial Officer of the Company shall be effective on March 15, 2003. Employee's base salary may thereafter be increased from time to time with the approval of the Compensation Committee of Halliburton's Board of Directors (the "Compensation Committee") or its delegate, as applicable. Such increased base salary shall become the minimum base salary under this Agreement and may not be decreased thereafter without the written consent of Employee.

         2.2 Employer shall grant to Employee a one-time signing bonus which is stated in, and shall be governed by, the terms specified in the offer of employment letter dated January 28, 2003.

         2.3. During the Term, Employee shall participate in the Halliburton Annual Performance Pay Plan, or any successor annual incentive plan approved by the Compensation Committee; provided, however, that all determinations relating to Employee's participation, including, without limitation, those relating to the performance goals applicable to Employee and Employee's level of participation and payout opportunity, shall be made in the sole discretion of the person or committee to whom such authority has been granted pursuant to such plan's terms.

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

         2.4. On March 3, 2003, Employer shall grant to Employee under the Halliburton Company 1993 Stock and Long-Term Incentive Plan, or its successor plan (the "1993 Plan") a non-qualified stock option to purchase up to 100,000 shares of Employer's common stock at an exercise price equal to the closing price of Employer's common stock on the Effective Date. The other terms and conditions of such option are set forth in Exhibit A attached hereto, and forming a part of this Agreement.

         2.5. On March 3, 2003, Employer shall grant to Employee under the 1993 Plan, or its successor plan, 30,000 shares of Employer's common stock subject to restrictions and other terms and conditions set forth in Exhibit B attached hereto, and forming as part of, this Agreement.

         2.6.  During the Term,  Employee shall  participate in the  Performance
Unit Program under the 1993 Plan, or any successor long-term incentive compensation plan; provided, however, that all determinations relating to Employee's participation, including, without limitation, those relating to the performance goals applicable to Employee and Employee's level of participation and payout opportunity, shall be made in the sole discretion of the person or committee to whom such authority has been granted under such program's terms.

         2.7. During the Term, Employer shall pay or reimburse Employee for all actual, reasonable and customary expenses incurred by Employee in the course of his employment; including, but not limited to, travel, entertainment, subscriptions and dues associated with Employee's membership in professional, business and civic organizations; provided that such expenses are incurred and accounted for in accordance with Employer's applicable policies and procedures.

         2.8. While employed by Employer, Employee shall be allowed to participate, on the same basis generally as other executive employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or substantially all of Employer's similarly situated executive employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and qualified and non-qualified retirement plans. Except as specifically provided herein, nothing in this Agreement is to be construed or interpreted to increase or alter in any way the rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated executive employees pursuant to the terms and conditions of such benefit plans and programs. While employed by Employer, Employee shall be eligible to receive awards under the 1993 Plan or any successor stock-related plan adopted by Halliburton's Board of Directors; provided, however, that the foregoing shall not be construed as a guarantee with respect to the type, amount or frequency of such awards, if any, such decisions being solely within the discretion of the Compensation Committee or its delegate, as applicable.

         2.9. Employer shall not, by reason of this Article 2, be obligated to institute, maintain, or refrain from changing, amending or discontinuing, any incentive compensation, employee benefit or stock or stock option program or plan, so long as such actions are similarly applicable to covered employees generally.

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

         2.10. Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

ARTICLE 3:  TERMINATION OF EMPLOYMENT AND EFFECTS OF SUCH TERMINATION:

         3.1. Employee's employment with Employer shall be terminated (i) upon the death of Employee, (ii) upon Employee's Retirement (as defined below),
(iii) upon Employee's Permanent Disability (as defined below), or (iv) at any time by Employer upon written notice to Employee, or by Employee upon thirty
(30) days' written notice to Employer, for any or no reason.

         3.2. If Employee's employment is terminated by reason of any of the following circumstances, Employee shall not be entitled to receive the benefits set forth in Section 3.3 hereof:

         (i)   Death.

         (ii) Retirement. "Retirement" shall mean either (a) Employee's retirement at or after normal retirement age (either voluntarily or pursuant to Halliburton's retirement policy) or
                  (b) the voluntary termination of Employee's employment by Employee in accordance with Employer's early retirement policy for other than Good Reason (as defined below).

         (iii) Permanent Disability. "Permanent Disability" shall mean Employee's physical or mental incapacity to perform his usual duties with such condition likely to remain continuously and permanently as reasonably determined by the Compensation Committee in good faith.

         (iv) Voluntary Termination. "Voluntary Termination" shall mean a termination of employment in the sole discretion and at the election of Employee for other than Good Reason. "Good Reason" shall mean (a) a termination of employment by Employee because of a material breach by Employer of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer, provided such termination occurs within sixty (60) days after the expiration of the notice period; or (b) a termination of employment by Employee within six (6) months after a material reduction in Employee's rank or responsibility with Employer.

         (v) Termination for Cause. Termination of Employee's employment by Employer for Cause. "Cause" shall mean any of the following:
               (a) Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; (b) Employee's final conviction of a felony; (c) a material violation of the Code of Business
               Conduct  or  (d)  Employee's  material  breach  of  any  material

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

               provision of this Agreement which remains uncorrected for thirty (30) days following written notice of such breach to notice of such breach to Employee by Employer. Determination Employee's employment will be reasonably made by the Compensation Committee in good faith.

         In the event Employee's employment is terminated under any of the foregoing circumstances, all future compensation to which Employee is otherwise entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination, except as specifically provided in this
Section 3.2. Employee, or his estate in the case of Employee's death, shall be entitled to pro rata base salary through the date of such termination and shall be entitled to any individual bonuses or individual annual incentive compensation not yet paid but payable under Employer's plans for the year prior to the year of Employee's termination of employment, but shall not be entitled to any annual bonus or incentive compensation for the year in which he terminates employment or any other payments or benefits by or on behalf of Employer except for those which may be payable pursuant to the terms of Employer's or Halliburton's employee benefit plans (as defined in Section 3.4), stock, stock option or incentive plans, or the applicable agreements underlying such plans.

         3.3 If Employee's employment is terminated by Employee for Good eason or by Employer for any reason other than as set forth in Section 3.2 above Employee shall be entitled to each of the following:

         (i)   To  the  extent  not  otherwise   specifically  provided  in  any
               underlying restricted stock agreements, Halliburton, at its option and in its sole discretion, shall either (a) cause all shares of Halliburton common stock previously granted to Employee under the 1993 Plan, and any similar plan adopted by Halliburton in the future, which at the date of termination of employment are subject to restrictions (the "Restricted Shares") to be forfeited, in which case, Employer will pay Employee a lump sum cash payment equal to the value of the Restricted Shares (based on the closing price of Halliburton common stock on the New York Stock Exchange on the date of termination of employment); or
               (b) cause the forfeiture restrictions with respect to the Restricted Shares to lapse and such shares shall be retained by Employee.

         (ii) Subject to the provisions of Section 3.4, Employer shall pay to Employee a severance benefit consisting of a single lump sum cash payment equal to two years' of Employee's base salary as in effect at the date of Employee's termination of employment. Such severance benefit shall be paid no later than sixty (60) days following Employee's termination of employment.

         (iii) Employee shall be entitled to any individual bonuses or individual incentive compensation not yet paid but payable under Employer's or Halliburton's plans for years prior to the year of Employee's termination of employment. Such amounts, if any, shall be paid according to the terms and conditions set forth in the applicable plan document.

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

         (iv) Employee shall be entitled to any individual bonuses or individual incentive compensation under Employer's or Halliburton's plans, or any successor annual incentive compensation plan, for the year of Employee's termination of employment determined as if Employee had remained employed by the Employer for the entire year. Such amounts shall be paid to Employee at the time that such amounts are paid to similarly situated employees.

         3.4. The severance benefit paid to Employee pursuant to Section 3.3 shall be in consideration of Employee's continuing obligations hereunder after such termination, including, without limitation, Employee's obligations under
Article 4. Further, as a condition to the receipt of such severance benefit, Employer, in its sole discretion, may require Employee to first execute a release, in the form established by Employer, releasing Employer and all other Halliburton Entities, and their officers, directors, employees, and agents, from any and all claims and from any and all causes of action of any kind or character, including, but not limited to, all claims and causes of action arising out of Employee's employment with Employer and any other Halliburton Entities or the termination of such employment. The performance of Employer's obligations under Section 3.3 and the receipt of the severance benefit provided thereunder by Employee shall constitute full settlement of all such claims and causes of action. Employee shall not be under any duty or obligation to seek or accept other employment following a termination of employment pursuant to which a severance benefit payment under Section 3.3 is owing and the amounts due Employee pursuant to Section 3.3 shall not be reduced or suspended if Employee accepts subsequent employment or earns any amounts as a self-employed individual. Employee's rights under Section 3.3 are Employee's sole and exclusive rights against the Employer or its affiliates and the Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort or otherwise, for the termination of his employment relationship with Employer. Employee agrees that all disputes relating to Employee's termination of employment, including, without limitation, any dispute as to "Cause" or "Voluntary Termination" and any claims or demands against Employer based upon Employee's employment for any monies other than those specified in Section 3.3, shall be resolved through the Halliburton Dispute Resolution Plan as provided in
Section 5.6 hereof; provided, however, that decisions as to whether "Cause" exists for termination of the employment relationship with Employee and whether and as of what date Employee has become permanently disabled are delegated to the Compensation Committee for determination and any dispute of Employee with any such decision shall be limited to whether the Compensation Committee reached such decision in good faith. Nothing contained in this Article 3 shall be construed to be a waiver by Employee of any benefits accrued for or due Employee under any employee benefit plan (as such term is defined in the Employees' Retirement Income Security Act of 1974, as amended) maintained by Employer except that Employee shall not be entitled to any severance benefits pursuant to any severance plan or program of the Employer.

         3.5. Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including, without limitation, Employee's obligations under Article 4.

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ARTICLE 4:  OWNERSHIP AND  PROTECTION OF INTELLECTUAL  PROPERTY AND CONFIDENTIAL
            INFORMATION:

         4.1. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer or any of its affiliates (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to the business, products or services of Employer or its affiliates (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks), and all writings or materials of any type embodying any of such items, shall be the sole and exclusive property of Employer or its affiliates, as the case may be.

         4.2. Employee acknowledges that the businesses of Employer and its affiliates are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which Employee's legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Employee shall, to the extent practicable and lawful in any such events, give prior notice to Employer of his intent to disclose any such confidential business information in such context so as to allow Employer or its affiliates an opportunity (which Employee will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate.

         4.3. All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee's employment by Employer which contain or disclose confidential business information or trade secrets of Employer or its affiliates shall be and remain the property of Employer, or its affiliates, as the case may be. Upon termination of Employee's employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

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         4.4   For purposes of  this Article 4, "affiliates" shall mean entities in which Employer has a 20% or more direct or indirect equity interest.

ARTICLE 5:  MISCELLANEOUS:

         5.1. Except as otherwise provided in Section 4.4 hereof, for purposes of this Agreement, the terms "affiliate" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Halliburton or in which Halliburton has a 50% or more equity interest.

         5.2. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when received by or tendered to Employee or Employer, as applicable, by pre-paid courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employer, to Halliburton Company at 4100 Clinton Drive, Houston, Texas 77002, to the attention of the General Counsel, or to such other address as Employee shall receive notice thereof.

         If to Employee, to his last known personal residence.

         5.3. This Agreement shall be governed by and construed and enforced, in all respects in accordance with the law of the State of Texas, without regard to principles of conflicts of law, unless preempted by federal law, in which case federal law shall govern; provided, however, that the Halliburton Dispute Resolution Plan and the Federal Arbitration Act shall govern in all respects with regard to the resolution of disputes hereunder.

         5.4. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         5.5. It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         5.6. It is the mutual intention of the parties to have any dispute concerning this Agreement resolved out of court. Accordingly, the parties agree that any such dispute shall, as the sole and exclusive remedy, be submitted for resolution through the Halliburton Dispute Resolution Plan; provided, however,

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that the  Employer,  on its own behalf  and on behalf of any of the  Halliburton
Entities, shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any breach or the continuation of any breach of the provisions of Article 4 and Employee hereby consents that such restraining order or injunction may be granted without the necessity of the Employer posting any bond. The parties agree that the resolution of any such dispute through such Plan shall be final and binding. A copy of the Halliburton Dispute Resolution Plan, as currently in effect, is attached to this Agreement for information purposes. Halliburton reserves the right to amend such Plan or discontinue such Plan at any time.

         5.7. This Agreement shall be binding upon and inure to the benefit of Employer, to the extent herein provided, Halliburton and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer, other than in the case of death or incompetence of Employee.

         5.8. This Agreement replaces and merges any previous agreements and discussions pertaining to the subject matter covered herein. This Agreement constitutes the entire agreement of the parties with regard to the terms of Employee's employment, termination of employment and severance benefits, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to the foregoing matters which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Compensation Committee or its delegate, as appropriate.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the Effective Date.

                                  HALLIBURTON COMPANY

                                  By:
                                     ----------------------------------------
                                  Name:  David J. Lesar
                                  Title: Chairman of the Board, President and
                                         Chief Executive Officer

                                  EMPLOYEE

                                  -------------------------------------------
                                  C. Christopher Gaut

                   Exhibit A To Executive Employment Agreement
                           Between Halliburton Company
                             And C. Christopher Gaut

                       NONSTATUTORY STOCK OPTION AGREEMENT
                            GRANTED MARCH 3RD , 2003

Grantee:  C. Christopher Gaut ("Employee")


Aggregate Number of Shares Subject to Option:               100,000 shares
Option Price:                                               $
                                                            ----------------
Expiration (subject to terms and conditions of Agreement):  10 years

The terms and conditions of the Nonstatutory Stock Option Agreement are set forth on pages 2 through 5.

I HEREBY AGREE TO THE TERMS AND CONDITIONS HEREINAFTER SET FORTH IN THIS NONSTATUTORY STOCK OPTION AGREEMENT DATED MARCH 3RD, 2003.


-------------------------------             ----------------------------------
Employee Signature                          Date

Please sign in the space indicated above to indicate your acceptance of this Option grant and complete the information requested below. (Note that all fields must be completed.) RETURN THIS PAGE WITHIN 60 DAYS OF RECEIPT TO:

                  ANN PHILIPP, LAW DEPARTMENT
                  HALLIBURTON COMPANY
                  3600 LINCOLN PLAZA
                  500 NORTH AKARD STREET
                  DALLAS, TEXAS 75201-3391
                  FAX:  (214) 978-2783    (facsimile copies are acceptable)

                                  PLEASE PRINT
                                  ------------



-------------------------------             ----------------------------------
Name (First, Middle Initial, Last)          U.S. Social Security Number (if applicable)

-------------------------------             ----------------------------------
Address (Street or P. O. Box)               Foreign I.D. (if applicable)

-------------------------------             ----------------------------------
Address (City and State/Province)           Birth Date (Month/Day/Year)

-------------------------------             ----------------------------------
Address (Postal Code, Country)              Daytime Phone Number

-------------------------------             ----------------------------------
Name of Employer (Business Unit)            Payroll ID Number


United States Citizen:  Yes      No
                           ----    ----

E-mail address:

-----------------------------------------------

                       NONSTATUTORY STOCK OPTION AGREEMENT
                              TERMS AND CONDITIONS

         AGREEMENT made as of the 3rd day of March, 2003, between HALLIBURTON COMPANY, a Delaware corporation (the "Company"), and Employee.

         To carry out the purposes of the HALLIBURTON COMPANY 1993 STOCK AND LONG-TERM INCENTIVE PLAN, or any successor plan (the "Plan"), by affording Employee the opportunity to purchase shares of common stock, par value $2.50 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of the number of shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Purchase Price.  The purchase price of Stock  purchased  pursuant to
the  exercise  of this  Option  shall  be  $        per  share,  which  has been
                                            -------
determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Vice President and Secretary, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                              Percentage of Shares
         Number of Full Years                 That May be Purchased
         --------------------                 ---------------------
         Less than      1 year                             0%
                        1 year                        33-1/3%
                        2 years                           67%
                        3 years                          100%

         This Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code. The foregoing notwithstanding, while employed by the Company, Employee may, in Employee's sole discretion but subject to compliance with such rules and procedures as the Company may establish, transfer this Option (or a portion thereof) to Employee's spouse, children or grandchildren (including adopted and step children and grandchildren) ("Immediate Family"), to a trust solely for the benefit of Employee and members of Employee's Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are Employee and members of Employee's Immediate Family. Employee's rights under this Agreement shall pass to the transferee and such transferee may exercise this Option (or such portion thereof as has been transferred) and all rights granted by this Agreement to the extent Employee was entitled to exercise this Option during Employee's lifetime, or in the event of Employee's death, to the extent this Option would have been exercisable by Employee's beneficiaries or heirs had this Option not been transferred prior to death. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof or in the Plan, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void.

         Except as provided above, this Option may be exercised during Employee's lifetime only by Employee, Employee's guardian or legal representative or a transferee under a qualified domestic relations order. This Option may be exercised only while Employee remains an employee of the Company, subject to the following exceptions:

                  (a) If Employee's employment with the Company terminates by reason of disability (disability being defined as being physically or mentally incapable of performing either the Employee's usual duties as an Employee or any other duties as an Employee that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing subsidiary), this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period ending on the earlier of the Expiration Date (as defined below) or the third anniversary of such termination date.

                  (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full at any time during the period ending on the earlier of the Expiration Date or the third anniversary of the date of Employee's death.

                  (c) If Employee's employment with the Company terminates by reason of normal retirement at or after age 65, this Option may be exercised by Employee at any time during the period ending on the Expiration Date, but only as to the number of shares Employee was entitled to purchase on the date of such exercise in accordance with the schedule set forth above. In connection with the termination of Employee's employment with the Company by reason of early retirement, applicable management of the Company and/or business unit may recommend to the Committee or its delegate, as applicable, that this Option be retained. In such event, the Committee or its delegete, as the case may be, shall consider such recommendation and may, in the Committee's or such delegate's sole discretion, approve the retention of this Option following such early retirement, in which case the Option may be exercised by Employee at any time during the period ending on the Expiration Date, but only as to the number of shares Employee was entitled to purchase on the date of such exercise in accordance with the schedule set forth above. If, after retirement as set forth above, Employee should die, this Option may be exercised in full by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the period ending on the earlier of the Expiration Date or the third anniversary of the date of Employee's death.

                  (d) If Employee's employment with the Company terminates for any reason other than those set forth in subparagraphs (a) through (c) above, this Option may be exercised by Employee at any time during the period of 30 days following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during a period of six months following Employee's death if Employee dies during such 30-day period, but in each case only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee's employment so terminates.

         This Option shall not be exercisable in any event prior to the expiration of six months from the date of grant hereof or after the expiration of ten years from the date of grant hereof (the "Expiration Date") notwithstanding anything hereinabove contained. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise
(a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price and which shares, if acquired from the Company, have been held by Employee for more than six months, or (c) by a combination of cash or Stock. Payment may also be made by delivery (including by facsimile transmission) to the Company of an executed irrevocable option exercise form, coupled with irrevocable instructions to a broker-dealer designated by the Company to simultaneously sell a sufficient number of the shares as to which the option is exercised and deliver directly to the Company that portion of the sales proceeds representing the exercise price. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         5. Status of Stock. Notwithstanding any other provision of this Agreement, in the absence of an effective registration statement for issuance under the Securities Act of 1933, as amended (the "Act"), of the shares of Stock acquirable upon exercise of this Option, or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final.

         7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.


                                  HALLIBURTON COMPANY



                                  By:
                                     ----------------------------------------
                                     David J. Lesar
                                     Chairman of the Board, President
                                     and Chief Executive Officer

                   Exhibit B To Executive Employment Agreement
                           Between Halliburton Company
                             and C. Christopher Gaut

                           RESTRICTED STOCK AGREEMENT

         AGREEMENT made as of the 3rd day of March, 2003, between HALLIBURTON COMPANY, a Delaware corporation (the "Company"), and C. Christopher Gaut ("Employee").

         1. Award.

            (a) Shares. Pursuant to the Halliburton Company 1993 Stock and Long-Term Incentive Plan, or any successor plan, (the "Plan") 30,000 (thirty thousand) shares (the "Restricted Shares") of the Company's common stock, par value $2.50 per share ("Stock"), shall be issued as hereinafter provided in Employee's name subject to certain restrictions thereon.

            (b) Issuance of Restricted Shares. The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

            (c) Plan Incorporated. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

         2. Restricted Shares. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

            (a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee's employment with the Company or employing subsidiary for any reason other than (i) normal retirement on or after age sixty-five, (ii) death or (iii) disability as determined by the Company or employing subsidiary, or except as otherwise provided in the last two sentences of subparagraph (b) of this Paragraph 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

            (b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date:

                                                   Percentage of Total
                                               Number of Restricted Shares
                                                 as to Which Forfeiture
         Lapse Date                                Restrictions Lapse
         ----------                            ---------------------------
First Anniversary of the
  date of this Agreement                                  10%

Second Anniversary of the
  date of this Agreement                                  10%

Third Anniversary of the
  date of this Agreement                                  10%

Fourth Anniversary of the
  date of this Agreement                                  10%

Fifth Anniversary of the
  date of this Agreement                                  10%

Sixth Anniversary of the
  date of this Agreement                                  10%

Seventh Anniversary of the
  date of this Agreement                                  10%

Eighth Anniversary of the
  date of this Agreement                                  10%

Ninth Anniversary of the
  date of this Agreement                                  10%

Tenth Anniversary of the
  date of this Agreement                                  10%

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Corporate Change (as such term is defined in the Plan), (ii) the date Employee's employment with the Company is terminated by reason of death, disability (as determined by the Company or employing subsidiary) or normal retirement on or after age sixty-five or (iii) the date on which Employee shall become entitled to the severance benefits set forth in Section 3.3 of that certain Executive Employment Agreement by and between Employee and the Company. In the event Employee's employment is terminated for any other reason, including retirement prior to age sixty-five with the approval of the Company or employing subsidiary, the Committee which administers the Plan (the "Committee") or its delegate, as appropriate, may, in the Committee's or such delegate's sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee's termination date, if later.

            (c) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee for the shares upon which Forfeiture Restrictions lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

         3. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

         4. Status of Stock. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would be in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

         5. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

         6. Committee's Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

         7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.


                                  HALLIBURTON COMPANY



                                  By:
                                     --------------------------------------
                                     David J. Lesar
                                     Chairman of the Board, President
                                     and Chief Executive Officer



                                     --------------------------------------
                                     Employee

                           RESTRICTED STOCK AGREEMENT
                                  March 3, 2003
                               C. Christopher Gaut
                                  30,000 shares
                             Ten year vesting period

Please Check Appropriate Item (One of the boxes must be checked):

         (   )     I do not  desire the alternative  tax treatment  provided for in the Internal Revenue Code Section 83(b).

         (   )     I do desire the alternative  tax treatment  provided for in
                   Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.
         * I acknowledge that the Company has suggested that before this block is checked that I check with a tax consultant of my choice.

Please furnish the following information for shareholder records:


------------------------------------            --------------------------------
(Given name and initial must be used            Social Security Number
 for stock registry)                            (if applicable)

------------------------------------            --------------------------------
Address (Street or P. O. Box)                   Birth Date
                                                Month/Day/Year

------------------------------------            --------------------------------
Address (City and State/Province)               Name of Employer (Business Unit)

------------------------------------            --------------------------------
Address (Postal Code, Country)                  Payroll ID Number

United States Citizen:  Yes    No               --------------------------------
                           ---   ---            Day phone Number

E-mail address:
               -----------------------------------------------------

              PROMPTLY NOTIFY THIS OFFICE OF ANY CHANGE IN ADDRESS.